Exhibit 99.1

Envoy Medical Announces Closing of Up to $78.0 Million Upsized Public Offering

$30.0 million upfront with up to an additional $48.0 million of potential aggregate gross proceeds upon the exercise in full of milestone-linked warrants for cash

Offering led by Nantahala Capital, with participation of healthcare-dedicated funds, including Broadfin Holdings, and participation from existing shareholder, Glen Taylor, and members of the Company’s board of directors and management

Net proceeds extend anticipated cash runway into second half of 2027, beyond expected PMA submission; if milestone-linked warrants are exercised in full for cash, it is anticipated that the cash runway would extend well beyond first full year of commercialization

White Bear Lake, Minnesota, February 12, 2026 — Envoy Medical® Inc. (NASDAQ: COCH) (“Envoy Medical” or the “Company”), a hearing health company pioneering fully implanted hearing solutions, today announced the closing of its previously announced upsized public offering of an aggregate of 75,000,000 shares of its Class A common stock (or pre-funded warrants in lieu thereof) accompanied by Series A-1 common warrants to purchase up to 45,000,000 shares of Class A common stock (or pre-funded warrants in lieu thereof) and Series A-2 common warrants to purchase up to 75,000,000 shares of Class A common stock (or pre-funded warrants in lieu thereof), at a combined public offering price of $0.40 per share (or per pre-funded warrant in lieu thereof) and accompanying warrants.

“We are pleased to have closed this transformational financing anchored by Nantahala Capital and with strong support from Glen Taylor, other healthcare funds, and several members of the Board of Directors and management. We believe this financing reflets a vote of confidence in the potential for our fully internal cochlear implant and a belief in the potential to not only capture significant market share but also to hopefully expand this multi-billion-dollar market,” said Brent Lucas, Chief Executive Officer of Envoy Medical. “The net proceeds from today’s closing extend our projected cash runway beyond the submission of our PMA application and into the second half of 2027. Furthermore, if the milestone-linked warrants are exercised in full, our projected cash runway would extend beyond FDA’s approval decision and into the second year of commercialization.”

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The Series A-1 common warrants will have an exercise price of $0.40 per share, will become exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the warrants (the “Stockholder Approval Date”) and will expire on the earlier of (i) the 24-month anniversary of the Stockholder Approval Date or (ii) 30 days following the date the Company publicly announces that it has submitted a Premarket Approval Application (PMA) to the U.S. Food and Drug Administration (the “FDA”) for its Acclaim cochlear implant. The Series A-2 common warrants will have an exercise price of $0.40 per share, will become exercisable beginning on the Stockholder Approval Date and will expire on the earlier of (i) the 60-month anniversary of the Stockholder Approval Date or (ii) 30 days following the date the Company publicly announces that it has received FDA approval for its Acclaim cochlear implant.

The aggregate gross proceeds to Envoy Medical from the offering were approximately $30.0 million, before deducting the placement agent’s fees and other offering expenses payable by Envoy Medical. The potential additional gross proceeds to Envoy Medical from the Series A-1 common warrants and Series A-2 common warrants, if fully-exercised on a cash basis following the Stockholder Approval Date, will be approximately $48.0 million. No assurance can be given that any of such Series A-1 common warrants or Series A-2 common warrants will be exercised for cash or exercised at all. It is possible that the Series A-1 common warrants and Series A-2 common warrants may expire and may never be exercised.

Envoy Medical intends to use the net proceeds from the offering for working capital and other general corporate purposes to fund its operations during its FDA pivotal clinical study.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-292260), as amended, originally filed on December 18, 2025 with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on February 11, 2026 and the related registration statement filed under Rule 462(b) of the Securities Act of 1933, as amended, which became automatically effective upon filing. The offering was made only by means of a prospectus which forms a part of the effective registration statements relating to the offering. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Envoy Medical, Inc.

Envoy Medical (NASDAQ: COCH) is a hearing health company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the use of proceeds from the offering, the ability of the Company to obtain stockholder approval of the issuance of the shares upon exercise of the Series A-1 common warrants and Series A-2 common warrants, the ability of the Company to achieve certain milestone events, the exercise of the Series A-1 common warrants and Series A-2 common warrants upon the achievement of such milestone events or otherwise prior to their expiration and the receipt of proceeds therefrom, and the Company’s anticipated cash runway, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the prospectus relating to the offering and the Annual Report on Form 10-K filed by Envoy Medical on March 31, 2025, and in other reports Envoy Medical files with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

Investor Contact:
Phil Carlson
KCSA Strategic Communications
O: 212.896.1233
E: Envoy@kcsa.com

Media Contact:
Anne Donohoe
KCSA Strategic Communications
O: 732-620-0033
E: Envoy@kcsa.com